PRICING SUPPLEMENT NO. 2                                       Rule 424(b)(3)
DATED: January 21, 1998                                      File No. 333-43565
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)


                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount: $5,000,000   Floating Rate Notes [_]    Book Entry Notes [x]

Original Issue Date: 1/23/98   Fixed Rate Notes [x]       Certificated Notes [_]

Maturity Date: 1/22/1999

Option to Extend Maturity:     No  [x]

                               Yes [_]   Final Maturity Date:



                                            Optional           Optional
                       Redemption           Repayment          Repayment
Redeemable On          Price(s)             Date(s)            Price(s)
-------------          ----------           ----------         ---------

N/A                    N/A                  N/A                N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:  5.58%

Interest Payment Dates: *

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:
                                             Maximum Interest Rate:

[_]         Commercial Paper Rate            Minimum Interest Rate:

[_]         Federal Funds Rate               Interest Reset Date(s):

[_]         Treasury Rate                    Interest Reset Period:

[_]         LIBOR Reuters                    Interest Payment Date(s):

[_]         LIBOR Telerate

[_]         Prime Rate

[_]         CMT Rate

Initial Interest Rate:                       Interest Payment Period:

Index Maturity:

Spread (plus or minus):
----------------------

*        On July 22, 1998 and at maturity.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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